Consent of Independent Registered Public Accounting Firm

Exhibit 23.1

Everi Holdings Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 28, 2023, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, of Everi Holdings Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Las Vegas, Nevada
March 31, 2023